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Exhibit 99(a)(3)

NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF COMMON SHARES AND SERIES A PREFERRED SHARES
(INCLUDING COMMON SHARES ISSUABLE UPON EXERCISE OF OPTIONS)

OF

CLARY CORPORATION

TO

DYNAMIC POWER CORPORATION,
a corporation owned and controlled by
ADDMASTER CORPORATION and
MEMBERS OF THE JOHN G. CLARY FAMILY

NOT TO BE USED FOR SIGNATURE GUARANTEES

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 P.M. NEW YORK TIME,
ON THURSDAY, JANUARY 16, 2003
UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer if (1) certificates (the "Share Certificates") evidencing common shares and/or Series A preferred shares (collectively, the "Shares") of Clary Corporation, a California corporation, are not immediately available, (2) time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or (3) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 10 of the Offer to Purchase.

The Depositary for the Offer is:

U.S. Stock Transfer Corporation

By Mail: 1745 Gardena Avenue Glendale, California 91204-2991 U.S.A	By Facsimile Transmission: (818) 502-1737 Confirm by Telephone: (818) 502-1404	By Hand or by Overnight Courier: 1745 Gardena Avenue Glendale, California 91204-2991 U.S.A.

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The guarantee that follows must be completed.

Ladies and Gentlemen:

        The undersigned hereby tenders to Dynamic Power Corporation, a California corporation owned and controlled by Addmaster Corporation and certain members of the John G. Clary family, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 17, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 10 of the Offer to Purchase.

Number of Shares (specify if common or preferred):

Certificate Nos. (if available):

Check box if Shares will be tendered by book entry transfer (including through DTC's ATOP):	☐ The Depository Trust Company
Name of Tendering Institution:

Account Number:

Name(s) of Registered Holder(s):

Address(es), including Zip Code(s):

Company Area Code and Tel. No.:

Area Code and Tel. No.:

Date:	Signature(s):

2

DELIVERY GUARANTEE
NOT TO BE USED FOR SIGNATURE GUARANTEES

        The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution" as such term is used in Rule 17Ad-15 under the Exchange Act (each such institution, an "Eligible Institution"), hereby (1) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (2) represents that the tender of Shares effected hereby complies with Rule 14e-4 and (3) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the depository's accounts at The Depository Trust Company (pursuant to the procedures for book-entry transfer, set forth in Section 10 of the Offer to Purchase), in each case with delivery of a properly completed, duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 10 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Pacific Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm	Authorized Signature
Address	Name:
City, State, and Zip Code	Title:
Area Code + Tel. No.	Date:

NOTE: Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent with your Letter of Transmittal.

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NOTICE OF GUARANTEED DELIVERY